Exhibit 99.1

Compass Diversified Reports Second Quarter 2023 Financial Results

Westport, Conn., August 2, 2023 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2023.
“Our second quarter results were once again driven by the strength and diversification of CODI’s subsidiary businesses,” said Elias Sabo, CEO of Compass Diversified. “The easing of inflationary pressures in our niche industrials businesses drove solid Adjusted EBITDA expansion, and in our consumer businesses, despite inventory destocking headwinds continuing to constrain growth, end-market demand across most of our brands performed at or above our expectations. Given our resilient performance, we remain confident that our diversified group of subsidiaries will continue to drive value for our shareholders in 2023 and beyond.”
Second Quarter 2023 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 2% and down 3% on a pro forma basis to $524.2 million.
•Branded consumer pro forma net sales down 1% to $348.5 million.
•Niche industrial net sales down 7% to $175.6 million.
•Net income of $17.1 million vs. $31.0 million primarily due to higher SG&A expense, interest and amortization expenses.
•Income from continuing operations of $12.9 million vs. $26.5 million.
•Adjusted Earnings, a non-GAAP financial measure, was $35.6 million vs. $39.3 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 3% to $90.1 million.
•Paid a second quarter 2023 cash distribution of $0.25 per share on CODI's common shares in July 2023.
Recent Business Highlights
•On April 4, 2023, Marucci Sports, a subsidiary of CODI and leading designer and manufacturer of baseball and fastpitch equipment and apparel, announced the acquisition of Baum Enterprises LLC, a designer and manufacturer of composite wood bats.
•On July 5, 2023, subsequent to quarter-end, CODI announced that Mr. C. Sean Day retired from the Board of Directors of Compass Group Diversified Holdings LLC, effective June 30, 2023. The Board elected Ms. Heidi Locke Simon to fill the vacancy resulting from Mr. Day’s departure from the Board. Ms. Locke Simon’s election became effective as of July 5, 2023.
•On July 17, 2023, subsequent to quarter-end, The Sterno Group, a subsidiary of CODI and manufacturer and marketer of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the foodservice industry and consumer markets, announced the appointment of Geoffrey Feil as CEO.
Second Quarter 2023 Financial Results
Net sales in the second quarter of 2023 were $524.2 million, up 2% compared to $515.6 million in the second quarter of 2022. The increase was primarily due to the acquisition of PrimaLoft, the strong performance at Lugano and Marucci, partially offset by lower sales at BOA due to inventory destocking in the footwear industry and lower sales at Velocity in the second quarter of 2023. On a pro forma basis, assuming CODI had acquired PrimaLoft on January 1, 2022, net sales were down 3% in the second quarter of 2023 as compared to prior year.
Branded consumer net sales, pro forma for the PrimaLoft acquisition, decreased 1% in the second quarter of 2023 to $348.5 million compared to the second quarter of 2022. Niche industrial net sales decreased 7% in the second quarter of 2023 to $175.6 million compared to the second quarter of 2022.
Net income in the second quarter of 2023 was $17.1 million compared to $31.0 million in the second quarter of 2022. Net income from continuing operations in the second quarter of 2023 was $12.9 million compared to $26.5 million in the second quarter of 2022. The decrease in net income and net income from continuing operations are due to higher SG&A expense, interest expense, and amortization expense. Operating income for the second quarter of 2023 was $45.1 million compared to $50.3 million in the second quarter of 2022 due to higher SG&A and amortization expenses.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the second quarter of 2023 was $35.6 million compared to $39.3 million a year ago. CODI's weighted average number of shares outstanding in the second quarter of 2023 was 71.9 million compared to 70.2 million in the prior year second quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the second quarter of 2023 was $90.1 million, up 3% compared to $87.4 million in the second quarter of 2022. The increase was primarily due to the acquisition of PrimaLoft. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the second quarter of 2023 were $16.9 million.
Liquidity and Capital Resources
As of June 30, 2023, CODI had approximately $67.4 million in cash and cash equivalents, $92.0 million outstanding on its revolver, $390.0 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of June 30, 2023, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $505.8 million under its revolving credit facility.

Second Quarter 2023 Distributions
On July 5, 2023, CODI’s Board of Directors (the “Board”) declared a second quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on July 27, 2023, to all holders of record of common shares as of July 20, 2023.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, April 30, 2023, up to, but excluding, July 30, 2023. The distribution for such period was payable on July 30, 2023, to all holders of record of Series A Preferred Shares as of July 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, April 30, 2023, up to, but excluding, July 30, 2023. The distribution for such period was payable on July 30, 2023, to all holders of record of Series B Preferred Shares as of July 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, April 30, 2023, up to, but excluding, July 30, 2023. The distribution for such period was payable on July 30, 2023, to all holders of record of Series C Preferred Shares as of July 15, 2023.

2023 Outlook
CODI expects its current subsidiaries to produce consolidated subsidiary Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2023 of between $430 million and $460 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2023 and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead. For the full year 2023, CODI expects to earn between $110 million and $135 million in Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2023.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call
Management will host a conference call on Wednesday, August 2, 2023, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 886-7786 and the dial-in number for international callers is (416) 764-8658. The Conference ID is 88847585. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Wednesday, August 9, 2023. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of PrimaLoft, assuming that the Company acquired PrimaLoft on January 1, 2022. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

About Compass Diversified
Since its founding in 1998, and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2023 Adjusted EBITDA, our 2023 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities; environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations:	Media:

Compass Diversified	The IGB Group
irinquiry@CompassDiversified.com	Leon Berman
212.477.8438
lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gateway-grp.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$67,354	$57,880
Accounts receivable, net	296,291	331,396
Inventories, net	788,283	728,083
Prepaid expenses and other current assets	95,245	74,700
Current assets of discontinued operations	—	18,126
Total current assets	1,247,173	1,210,185
Property, plant and equipment, net	204,804	198,525
Goodwill	1,072,951	1,066,726
Intangible assets, net	1,096,260	1,127,936
Other non-current assets	174,505	166,412
Non-current assets of discontinued operations	—	79,847
Total assets	$3,795,693	$3,849,631

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$268,521	$286,643
Due to related party	15,402	15,495
Current portion, long-term debt	10,000	10,000
Other current liabilities	36,951	36,545
Current liabilities of discontinued operations	—	11,148
Total current liabilities	330,874	359,831
Deferred income taxes	137,466	145,643
Long-term debt	1,757,673	1,824,468
Other non-current liabilities	152,075	141,535
Non-current liabilities of discontinued operations	—	16,192
Total liabilities	2,378,088	2,487,669
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,176,790	1,136,920
Noncontrolling interest	240,815	223,509
Noncontrolling interest of discontinued operations	—	1,533
Total stockholders' equity	1,417,605	1,361,962
Total liabilities and stockholders’ equity	$3,795,693	$3,849,631

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$524,159	$515,597	$1,066,387	$1,026,110
Cost of sales	287,269	303,840	591,666	613,538
Gross profit	236,890	211,757	474,721	412,572
Operating expenses:
Selling, general and administrative expense	148,218	125,624	294,383	246,296
Management fees	16,920	14,901	33,315	29,337
Amortization expense	26,677	20,921	53,051	42,026
Operating income	45,075	50,311	93,972	94,913
Other income (expense):
Interest expense, net	(26,615)	(17,519)	(52,795)	(34,938)
Amortization of debt issuance costs	(1,024)	(865)	(2,029)	(1,731)
Other income (expense), net	(101)	737	1,026	2,773
Net income from continuing operations before income taxes	17,335	32,664	40,174	61,017
Provision for income taxes	4,444	6,132	14,280	16,108
Income from continuing operations	12,891	26,532	25,894	44,909
Income (loss) from discontinued operations, net of income tax	—	5,004	(1,391)	10,374
Gain (loss) on sale of discontinued operations	4,232	(579)	102,221	5,414
Net income	17,123	30,957	126,724	60,697
Less: Net income from continuing operations attributable to noncontrolling interest	3,517	3,635	8,498	8,572
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	—	955	(777)	1,996
Net income attributable to Holdings	$13,606	$26,367	$119,003	$50,129

Amounts attributable to Holdings
Income from continuing operations	$9,374	$22,897	$17,396	$36,337
Income (loss) from discontinued operations	—	4,049	(614)	8,378
Gain (loss) on sale of discontinued operations, net of income tax	4,232	(579)	102,221	5,414
Net income attributable to Holdings	$13,606	$26,367	$119,003	$50,129

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.41)	$0.13	$(0.43)	$0.19
Discontinued operations	0.06	0.04	1.41	0.18
	$(0.35)	$0.17	$0.98	$0.37

Basic weighted average number of common shares outstanding	71,932	70,227	72,055	69,804

Cash distributions declared per Trust common share	$0.25	$0.25	$0.50	$0.50

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income	$17,123	$30,957	$126,724	$60,697
Income (loss) from discontinued operations, net of tax	—	5,004	(1,391)	10,374
Gain (loss) on sale of discontinued operations, net of tax	4,232	(579)	102,221	5,414
Income from continuing operations	$12,891	$26,532	$25,894	$44,909
Less: income from continuing operations attributable to noncontrolling interest	3,517	3,635	8,498	8,572
Net income attributable to Holdings - continuing operations	$9,374	$22,897	$17,396	$36,337
Adjustments:
Distributions paid - preferred shares	(6,046)	(6,046)	(12,091)	(12,091)
Amortization expense - intangibles and inventory step up	26,677	22,471	54,185	45,837
Stock compensation	3,666	2,680	5,711	5,361
Acquisition expenses	364	—	364	216
Integration services fee	1,188	563	2,375	1,125
Held for sale corporate tax impact	—	(4,338)	—	(4,338)
Other	348	1,027	780	2,829
Adjusted Earnings	$35,571	$39,254	$68,720	$75,276
Plus (less):
Depreciation expense	12,765	10,355	24,574	20,282
Income tax provision	4,444	6,132	14,280	16,108
Held for sale corporate tax impact	—	4,338	—	4,338
Interest expense	26,615	17,519	52,795	34,938
Amortization of debt issuance costs	1,024	865	2,029	1,731
Income from continuing operations attributable to noncontrolling interest	3,517	3,635	8,498	8,572
Distributions paid - preferred shares	6,046	6,046	12,091	12,091
Other (income) expense	101	(737)	(1,026)	(2,773)
Adjusted EBITDA	$90,083	$87,407	$181,961	$170,563

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(10,517)	$3,866	$5,526	$382	$6,916	$405	$620	$(3,480)	$4,501	$2,503	$2,169	$12,891
Adjusted for:
Provision (benefit) for income taxes	—	1,344	737	(101)	2,698	124	(2,508)	(1,499)	1,540	1,348	761	4,444
Interest expense, net	26,547	(1)	(3)	—	—	1	(4)	70	—	5	—	26,615
Intercompany interest	(35,647)	5,422	1,669	2,191	7,446	2,389	4,386	3,309	2,760	1,723	4,352	—
Depreciation and amortization	315	6,841	5,813	2,040	2,040	3,404	5,363	3,364	4,178	2,103	5,005	40,466
EBITDA	(19,302)	17,472	13,742	4,512	19,100	6,323	7,857	1,764	12,979	7,682	12,287	84,416
Other (income) expense	(1)	(124)	66	29	(76)	(3)	243	(79)	359	(7)	(306)	101
Non-controlling shareholder compensation	—	478	669	312	445	459	665	228	250	9	151	3,666
Acquisition expenses	—	—	—	—	—	364	—	—	—	—	—	364
Integration services fee	—	—	—	—	—	—	1,188	—	—	—	—	1,188
Other	—	—	—	—	—	—	—	—	—	—	348	348
Adjusted EBITDA	$(19,303)	$17,826	$14,477	$4,853	$19,469	$7,143	$9,953	$1,913	$13,588	$7,684	$12,480	$90,083

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(9,790)	$6,990	$13,988	$1,604	$5,282	$(1,990)	$2,434	$2,448	$2,782	$2,784	$26,532
Adjusted for:
Provision (benefit) for income taxes	(4,338)	2,274	2,566	443	1,802	(794)	754	1,043	1,219	1,163	6,132
Interest expense, net	17,466	(16)	(7)	1	4	9	55	—	7	—	17,519
Intercompany interest	(20,460)	3,078	1,798	1,476	2,453	1,320	2,137	2,558	1,278	4,362	—
Depreciation and amortization	301	5,584	5,451	2,020	3,048	2,865	3,292	4,140	1,903	5,087	33,691
EBITDA	(16,821)	17,910	23,796	5,544	12,589	1,410	8,672	10,189	7,189	13,396	83,874
Other (income) expense	—	(68)	45	—	—	(18)	(26)	(203)	—	(467)	(737)
Non-controlling shareholder compensation	—	418	633	379	204	276	251	267	12	240	2,680
Integration services fee	—	—	—	—	563	—	—	—	—	—	563
Other	—	—	—	250	—	—	—	—	—	777	1,027
Adjusted EBITDA	$(16,821)	$18,260	$24,474	$6,173	$13,356	$1,668	$8,897	$10,253	$7,201	$13,946	$87,407

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(22,352)	$6,016	$10,894	$(853)	$16,884	$9,419	$(607)	$(7,981)	$7,202	$4,808	$2,464	$25,894
Adjusted for:
Provision (benefit) for income taxes	—	2,070	1,359	(652)	6,085	3,040	(559)	(2,954)	2,634	2,388	869	14,280
Interest expense, net	52,598	(2)	(5)	—	4	2	(6)	194	—	10	—	52,795
Intercompany interest	(69,453)	10,221	3,461	4,340	13,730	4,728	8,708	6,437	5,634	3,372	8,822	—
Depreciation and amortization	594	13,293	11,506	4,079	4,890	6,455	10,723	6,751	8,343	4,122	10,032	80,788
EBITDA	(38,613)	31,598	27,215	6,914	41,593	23,644	18,259	2,447	23,813	14,700	22,187	173,757
Other (income) expense	(128)	(201)	180	29	(76)	29	139	(754)	563	(9)	(798)	(1,026)
Non-controlling shareholder compensation	—	730	1,333	624	840	863	(43)	458	566	18	322	5,711
Acquisition expenses	—	—	—	—	—	364	—	—	—	—	—	364
Integration services fee	—	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	—	—	—	—	—	—	—	—	780	780
Adjusted EBITDA	$(38,741)	$32,127	$28,728	$7,567	$42,357	$24,900	$20,730	$2,151	$24,942	$14,709	$22,491	$181,961

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(24,771)	$9,635	$28,187	$125	$13,776	$4,144	$3,147	$4,384	$3,742	$2,540	$44,909
Adjusted for:
Provision (benefit) for income taxes	(4,338)	3,093	5,043	842	4,697	1,212	956	2,102	2,231	270	16,108
Interest expense, net	34,834	10	(12)	2	9	10	72	—	13	—	34,938
Intercompany interest	(39,735)	5,998	3,826	2,263	4,578	2,837	3,990	5,023	2,545	8,675	—
Depreciation and amortization	637	11,038	10,768	4,028	5,302	7,054	6,561	8,130	4,129	10,203	67,850
EBITDA	(33,373)	29,774	47,812	7,260	28,362	15,257	14,726	19,639	12,660	21,688	163,805
Other (income) expense	—	(616)	95	4	2	(1,828)	183	109	—	(722)	(2,773)
Non-controlling shareholder compensation	—	829	1,268	792	444	552	502	535	25	414	5,361
Acquisition expenses	—	—	—	—	—	—	—	216	—	—	216
Integration services fee	—	—	—	—	1,125	—	—	—	—	—	1,125
Other	—	—	—	250	—	1,802		—	—	777	2,829
Adjusted EBITDA	$(33,373)	$29,987	$49,175	$8,306	$29,933	$15,783	$15,411	$20,499	$12,685	$22,157	$170,563

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$17,826	$18,260	$32,127	$29,987
BOA	14,477	24,474	28,728	49,175
Ergobaby	4,853	6,173	7,567	8,306
Lugano	19,469	13,356	42,357	29,933
Marucci Sports	7,143	1,668	24,900	15,783
PrimaLoft (1)	9,953	—	20,730	—
Velocity Outdoor	1,913	8,897	2,151	15,411
Total Branded Consumer	$75,634	$72,828	$158,560	$148,595

Niche Industrial
Altor Solutions	13,588	10,253	24,942	20,499
Arnold Magnetics	7,684	7,201	14,709	12,685
Sterno	12,480	13,946	22,491	22,157
Total Niche Industrial	$33,752	$31,400	$62,142	$55,341
Corporate expense	(19,303)	(16,821)	(38,741)	(33,373)
Total Adjusted EBITDA	$90,083	$87,407	$181,961	$170,563

(1)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $11.6 million and $22.9 million, respectively, for the three and six months ended June 30, 2022. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net Sales	$524,159	$515,597	$1,066,387	$1,026,110
Acquisitions (1)	—	27,118	—	52,866
Pro Forma Net Sales	$524,159	$542,715	$1,066,387	$1,078,976
(1) Acquisitions reflects the net sales for PrimaLoft on a pro forma basis as if the Company had acquired PrimaLoft on January 1, 2022.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$126,030	$120,048	$250,482	$224,071
BOA	38,123	59,386	76,109	116,196
Ergobaby	26,149	26,506	48,567	46,716
Lugano	60,949	39,065	124,836	86,084
Marucci Sports	37,270	27,636	95,565	79,728
PrimaLoft (1)	22,160	27,118	46,689	52,866
Velocity Outdoor	37,839	53,846	71,879	105,292
Total Branded Consumer	$348,520	$353,605	$714,127	$710,953

Niche Industrial
Altor Solutions	60,886	66,144	122,398	129,972
Arnold Magnetics	40,138	38,777	80,228	76,942
Sterno	74,615	84,189	149,634	161,109
Total Niche Industrial	$175,639	$189,110	$352,260	$368,023

Total Subsidiary Net Sales	$524,159	$542,715	$1,066,387	$1,078,976
(1) Net sales for PrimaLoft are pro forma as if the Company had acquired this business on January 1, 2022.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net cash provided by (used in) operating activities	$21,694	$(1,808)	$37,239	$(35,337)
Net cash provided by (used in) investing activities	(36,895)	(13,946)	117,829	(22,238)
Net cash provided by (used in) financing activities	28,827	18,049	(149,619)	3,597
Foreign currency impact on cash	72	(873)	634	(1,132)
Net increase (decrease) in cash and cash equivalents	13,698	1,422	6,083	(55,110)
Cash and cash equivalents - beginning of the period	53,656	104,201	61,271	160,733
Cash and cash equivalents - end of the period	$67,354	$105,623	$67,354	$105,623

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Changes in operating assets and liabilities	$(33,652)	$(63,478)	$(65,197)	$(159,195)
Purchases of property and equipment	$(15,460)	$(14,044)	$(31,540)	$(24,435)
Distributions paid - common shares	$(17,987)	$(17,511)	$(36,038)	$(34,863)
Distributions paid - preferred shares	$(6,046)	$(6,046)	$(12,091)	$(12,091)